UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2010, the Board of Directors (the "Board") of RealNetworks, Inc. (the "Company") approved compensation arrangements for Robert Kimball, the Company's President and Chief Executive Officer. Effective July 1, 2010, Mr. Kimball's annual base salary is $525,000 and his target bonus percentage for calendar year 2010, which will be paid pursuant to the Company's 2010 Executive MBO Plan (the "2010 MBO Plan"), remains at 100% of his annual base salary. Prior to the salary increase, Mr. Kimball's annual base salary was $425,000. The Board also approved an award of 125,000 restricted stock units (the "RSUs") to Mr. Kimball that are scheduled to vest over four years, with 12.5% of the RSUs scheduled to vest on January 1, 2011, and an additional 12.5% of the RSUs scheduled to vest upon the completion of each successive six months of employment thereafter.

In addition, the Board approved performance targets and payout mechanics under the 2010 MBO Plan for Mr. Kimball for the second six-month measurement period beginning July 1, 2010 and ending on December 31, 2010 (the "Second Measurement Period"). Mr. Kimball's target payout for the Second Measurement Period under the 2010 MBO Plan is based 75% on the achievement of RealNetworks’ consolidated revenue, operating expense and EBITDA targets, with each financial metric having equal weight, and 25% on the achievement of business milestones. No portion of the target payout based on revenue and operating expense goals will be paid if less than 90% of the revenue and operating expense targets is achieved. For achievement of 90% or greater of the revenue and operating expense targets, Mr. Kimball will be paid linearly based on the level of achievement of the revenue and operating expense targets. No portion of the target payout based on EBITDA will be paid if less than 50% of the EBITDA target is achieved. For achievement of 50% or greater of the EBITDA target, Mr. Kimball will be paid linearly based on the level of achievement of the EBITDA target. The EBITDA-based payout to Mr. Kimball will be capped at 200%.

Notwithstanding the performance and payout targets established under the 2010 MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate an award before it is paid. During the Second Measurement Period under the 2010 MBO Plan, Mr. Kimball must be employed in a position that is eligible to participate in the 2010 MBO Plan on the first and last day of a month to be eligible to earn incentive compensation under the 2010 MBO Plan for that month. In addition, Mr. Kimball must be employed on the last day of each six-month period (first and second halves of 2010) and on the date payment is scheduled to be made in order to be eligible to receive payment under the 2010 MBO Plan, except in the case of death, disability or certain terminations of employment by RealNetworks other than for cause.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 15, 2010	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: Chief Legal Officer and Corporate Secretary